UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) of the
SECURITIES EXCHANGE ACT of 1934

American Electric Power Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	13-4922640
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Corporate Units	The New York Stock Exchange

Title of each class To be so registered	Name of each exchange on which Each class is to be registered
Common Stock, $6.50 par value	The NASDAQ Stock Market LLC
6.125% Corporate Units	The NASDAQ Stock Market LLC
6.125% Corporate Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-222068 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

American Electric Power, Inc. (“AEP”) is filing this Form 8-A in connection with the transfer of the listing of its (i) common stock, $6.50 par value per share (“Common Stock”) and (ii) a series of its 6.125% Corporate Units (the “2019 Corporate Units”) and (iii) a series of its 6.125% Corporate Units (the “2020 Corporate Units”) from the New York Stock Exchange to The NASDAQ Stock Market LLC, effective after the close of trading on September 30, 2020.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Common Stock set forth under the caption “Description of Common Stock” contained in the Prospectus included in AEP’s Registration Statement on Form S-3 (Registration No. 333-222068), filed under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission on December 14, 2017, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The NASDAQ Stock Market.

The description of the 2019 Corporate Units in the Prospectus Supplement dated March 14, 2019 to the Prospectus contained in AEP’s Registration No. 333-222068, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The NASDAQ Stock Market.

The description of the 2020 Corporate Units in the Prospectus Supplement dated August 12, 2020 to the Prospectus contained in AEP’s Registration No. 333-222068, is incorporated herein by reference, except that any reference to the New York Stock Exchange is hereby amended to refer to The NASDAQ Stock Market.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By: /s/ Renee V. Hawkins
Assistant Treasurer

Dated:    September 30, 2020